

                                                                                                                      EXHIBIT 6

                                                       CSW CREDIT, INC.
                                                     AFFILIATED COMPANIES
                                                   FACTORING EXPENSE SAVINGS
                                               THREE MONTHS ENDED JUNE 30, 2000
                                                          (Thousands)


                                          20%                      5%
                                         EQUITY                  EQUITY                    SAVINGS
                                      -------------            ------------             ---------------
CPL                                          2,860                   2,296                         565
CSP                                            455                     301                          94
I&M                                            273                     222                          52
KP                                              74                      61                          13
OPC                                            385                     303                          82
PSO                                          1,422                   1,141
                                                                                                   281

SWEPCO                                       2,005                   1,540
                                                                                                   465

WTU                                            844                     670
                                                                                                   174

                                      -------------            ------------             ---------------

TOTAL                                       $8,319                  $6,594                      $1,726
                                      =============            ============             ===============
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